SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  July 11, 2011

SINO CLEAN ENERGY INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

001-34773	75-2882833
(Commission File Number)	(IRS Employer Identification No.)

Room 1502, Building D, Wangzuo International City Building No. 3 Tangyuan Road, Gaoxin District Xi'an, Shaanxi Province, People’s Republic of China	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(86-29) 8209-1099

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On July 11, 2011, Sino Clean Energy, Inc. (the “Company”) entered into an Equity Acquisition Agreement (the “Agreement”) to purchase 100% of the outstanding equity interest in Crown Energy Limited (“Crown Energy”) from Mr. Zhongrui Deng, the sole stockholder. Crown Energy owns 60% of the equity interest in Nanhai Clean Energy Fuel Co., Ltd., a company primarily engaged in the production and sale of clean energy coal-water slurry fuel.

Pursuant to the terms of the Agreement, the Company will engage a valuation expert chosen by the parties to appraise the value of Crown Energy’s assets. The parties will then determine the purchase price of the equity interest and determine the payment terms, with all such terms to be memorialized in a supplemental agreement. The Agreement also provides that the current management of Crown Energyand its board of directors will be reappointed after the consummation of the acquisition.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Crown Energy Limited Equity Acquisition Agreement between Sino Clean Energy, Inc. and Zhongrui Deng.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Clean Energy, Inc.

By: /s/ Baowen Ren Name: Baowen Ren Title: Chief Executive Officer

Dated: July 15, 2011

Exhibit Index

Exhibit No.	Description

10.1	Crown Energy Limited Equity Acquisition Agreement between Sino Clean Energy, Inc. and Zhongrui Deng.